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                                                                      Exhibit 16


November 5, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of CD&L, Inc.'s Form 8-K dated November 5, 2004, and have the following comments:

1.   We agree with the statements made in the first four paragraphs.
2. We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,



DELOITTE & TOUCHE LLP




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